Exhibit 99.1
The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: March 11, 2009	web: www.buckle.com

Contact	Karen B. Rhoads, Chief Financial Officer
The Buckle, Inc.
(308) 236-8491

THE BUCKLE, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2008 NET INCOME

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today that net income for the fiscal quarter ended January 31, 2009 increased 18.2 percent on a 21.5 percent net sales increase.  Net income for the fiscal year ended January 31, 2009 increased 38.8 percent on a 27.8 percent net sales increase.

Comparable store net sales for the 13-week fourth quarter ended January 31, 2009 increased 14.3 percent from comparable store net sales for the prior year 13-week fourth quarter ended February 2, 2008.  Net sales for the 13-week fiscal period ended January 31, 2009 increased 21.5 percent to $251.4 million from net sales of $207.0 million for the prior year 13-week fiscal period ended February 2, 2008.

Comparable store net sales for the 52-week fiscal year ended January 31, 2009 increased 20.6 percent from comparable store net sales for the 52-week fiscal year ended February 2, 2008.  Net sales for the 52-week fiscal year ended January 31, 2009 increased 27.8 percent to $792.0 million from net sales of $619.9 million for the prior year 52-week fiscal year ended February 2, 2008.

Net income for the fourth quarter of fiscal 2008 increased 18.2 percent to $34.3 million, or $0.75 per share ($0.74 per share on a diluted basis), compared with $29.1 million, or $0.65 per share ($0.63 per share on a diluted basis) for the fourth quarter of fiscal 2007.

Net income for the fiscal year ended January 31, 2009 increased 38.8 percent to $104.4 million, or $2.30 per share ($2.24 per share on a diluted basis), compared with $75.2 million, or $1.69 per share ($1.63 per share on a diluted basis) for the fiscal year ended February 2, 2008.

Earnings per share and the weighted average shares outstanding for the prior year fourth quarter and fiscal year have been adjusted to reflect the impact of the Company’s 3-for-2 stock split paid in the form of a stock dividend on October 31, 2008.  The prior year stockholders’ equity data has not been split adjusted.

During the fourth quarter of fiscal 2008, the Company recorded a $3.4 million unrealized loss resulting from the “Other-than-Temporary” impairment of certain of its investments in auction-rate securities.  For the fiscal year ended January 31, 2009, the Company recorded $5.2 million of unrealized loss on securities resulting from the “Other-than-Temporary” impairment of certain of its investments in auction-rate securities.  The unrealized loss has been recorded in the Statements of Income for the quarter and fiscal year ended January 31, 2009 and had a $0.05 per share after-tax impact on reported basic and diluted earnings per share for the fourth quarter and a $0.07 per share after-tax impact on reported basic and diluted earnings per share for fiscal year.

During the fourth quarter ended January 31, 2009, the Company repurchased 557,100 shares of its common stock at an average price of $16.76 per share.  Of the shares repurchased, 356,400 were purchased pursuant to the 750,000 share corporate stock repurchase program authorized by the Board of Directors on November 27, 2007, completing this authorization.  Additionally, 200,700 shares were purchased pursuant to the 1,000,000 share corporate stock repurchase program authorized by the Board of Directors on November 20, 2008.  The Company had 799,300 shares remaining to complete this authorization as of the end of the fiscal year.

Management will hold a conference call at 4:30 p.m. EDT today to discuss fourth quarter results.  To participate in the call, please call (800) 230-1093 and reference the conference code 991359.  A replay of the call will be available for a two-week period beginning March 11, 2009 at 6:30 p.m. EDT by calling (800) 475-6701 and entering the conference code 991359.

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women.  Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE.  Headquartered in Kearney, Nebraska, Buckle currently operates 391 retail stores in 40 states.  This includes the February 25th opening of two new stores in Destin, Florida and Buffalo, New York (the Company’s first store in the state of New York) as well as the March 4th opening of two new stores in Lehigh Valley, Pennsylvania and Westlake, Ohio.  As of the end of the fiscal year, it operated 387 stores in 39 states compared with 368 stores in 38 states at the end of fiscal 2007.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company’s control.  Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.  Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission.   The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Note:  News releases and other information on The Buckle, Inc. can be accessed at www.buckle.com on the Internet.

Financial Tables to Follow

THE BUCKLE, INC.

STATEMENTS OF INCOME
(Amounts in Thousands Except Per Share Amounts)
(Unaudited)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	January 31,	February 2,	January 31,	February 2,
	2009	2008	2009	2008

SALES, Net of returns and allowances	$251,414	$206,961	$792,046	$619,888

COST OF SALES (Including buying,
distribution, and occupancy costs)	135,621	115,088	448,558	365,350

Gross profit	115,793	91,873	343,488	254,538

OPERATING EXPENSES:
Selling	46,797	38,346	151,251	118,699
General and administrative	12,869	10,595	30,041	26,212
	59,666	48,941	181,292	144,911

INCOME FROM OPERATIONS	56,127	42,932	162,196	109,627

OTHER INCOME, Net	1,666	2,623	7,829	9,183
UNREALIZED LOSS ON SECURITIES	(3,357)	-	(5,157)	-

INCOME BEFORE INCOME TAXES	54,436	45,555	164,868	118,810

PROVISION FOR INCOME TAXES	20,096	16,491	60,459	43,563

NET INCOME	$34,340	$29,064	$104,409	$75,247

EARNINGS PER SHARE:
Basic	$0.75	$0.65	$2.30	$1.69

Diluted	$0.74	$0.63	$2.24	$1.63

Basic weighted average shares	45,651	44,651	45,367	44,551
Diluted weighted average shares	46,610	46,226	46,574	46,254

THE BUCKLE, INC.

BALANCE SHEETS
(Amounts in Thousands Except Share and Per Share Amounts)
(Unaudited)

	January 31,	February 2,
ASSETS	2009	2008 (1)

CURRENT ASSETS:
Cash and cash equivalents	$162,463	$64,293
Short-term investments	19,150	102,910
Accounts receivable, net of allowance of $46 and $62, respectively	3,734	2,800
Inventory	83,963	77,639
Prepaid expenses and other assets	17,655	13,979
Total current assets	286,965	261,621

PROPERTY AND EQUIPMENT:	264,154	240,237
Less accumulated depreciation and amortization	(147,460)	(137,903)
	116,694	102,334

LONG-TERM INVESTMENTS	56,213	81,201
OTHER ASSETS	5,468	5,501

	$465,340	$450,657

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$22,472	$25,155
Accrued employee compensation	40,460	27,836
Accrued store operating expenses	7,701	5,704
Gift certificates redeemable	10,144	8,511
Income taxes payable	8,649	10,020
Total current liabilities	89,426	77,226

DEFERRED COMPENSATION	4,090	4,127
DEFERRED RENT LIABILITY	34,602	30,984
Total liabilities	128,118	112,337

COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, authorized 100,000,000 shares of $.01 par value; issued and outstanding; 45,906,265 shares at January 31, 2009 and 29,841,668 shares at February 2, 2008	459	298
Additional paid-in capital	68,894	46,977
Retained earnings	268,789	291,045
Accumulated other comprehensive loss	(920)	-
Total stockholders’ equity	337,222	338,320

	$465,340	$450,657

(1) Derived from audited financial statements.